Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below shall have the same meaning as terms defined and included elsewhere in the Current Report on Form 8-K (the “Form 8-K”). Unless the context otherwise requires, the “Company” refers to Grid Dynamics Holdings, Inc. and its subsidiaries after the Closing, and ChaSerg Technology Acquisition Corp. prior to the Closing.

Introduction

The following unaudited pro forma condensed combined balance sheet as of December 31, 2019 assumes that the Business Combination occurred on December 31, 2019. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 presents the pro forma effect of the Business Combination as if it had been completed on January 1, 2019.

The pro forma combined financial statements do not necessarily reflect what the Company’s financial condition or results of operations would have been had the acquisition occurred on the dates indicated. The pro forma combined financial information also may not be useful in predicting the future financial condition and results of operations of the Company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The historical financial information of ChaSerg was derived from the audited financial statements of ChaSerg Technology Acquisition Corp. as of and for the year ended December 31, 2019. The historical financial information of Grid Dynamics was derived from the audited consolidated financial statements of Grid Dynamics as of and for the year ended December 31, 2019, which is included elsewhere in this Form 8-K. This information should be read together with ChaSerg’s and Grid Dynamics’ audited financial statements and related notes. The section titled “Grid Dynamics Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included elsewhere in this Form 8-K. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of ChaSerg is incorporated by reference.

The Business Combination was accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Under this method of accounting, ChaSerg was treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination was treated as the equivalent of Grid Dynamics issuing stock for the net assets of ChaSerg, accompanied by a recapitalization. The net assets of ChaSerg were stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination are those of Grid Dynamics.

Grid Dynamics was determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

●	Grid Dynamics holds executive management roles for the Company and those individuals are responsible for the day-to-day operations;

●	Grid Dynamics is currently a subsidiary of ASL, and ASL holds the largest minority voting interest in the combined entity;

●	From a revenue and business operation standpoint, Grid Dynamics is the larger entity in terms of relative size;

●	Grid Dynamics’ San Ramon, CA headquarters are the headquarters of the Company;

●	The Company has assumed Grid Dynamics’ name and is called Grid Dynamics Holdings, Inc.; and

●	The intended strategy of the Company will continue Grid Dynamics’ current strategy of driving enterprise-level digital transformation in the Fortune 1000 companies.

Description of the Business Combination

The aggregate consideration for the Business Combination was $400.0 million, payable in the form of cash and shares of the Company’s Common Stock valued at $10.00 per share. The cash portion of the consideration was an aggregate amount equal to $129.9 million. The remainder of $270.1 million was in the form of 27,006,251 shares of the Company’s Common Stock valued at $10.00 per share. The share consideration is subject to a post-Closing adjustment capped at 857,143 shares of the Company’s Common Stock which was placed in escrow at closing. The following represents the aggregate consideration at closing:

(in thousands, except for share amounts)
Shares transferred at Closing	27,006,251
Value per share (1)	10.00
Total Share Consideration	$270,063
Plus: Cash Transferred	129,894
Total Cash and Share Consideration – at closing	$399,957

(1)	Value per share was calculated using a $10.00 reference price. The closing share price on the date of the consummation of the transaction was $12.00. As the business combination was accounted for as a reverse recapitalization, the value per share is disclosed for informational purposes only in order to indicate the fair value of shares transferred.

The following summarizes the pro forma Common Stock shares outstanding. As the pro forma financial statements are prepared as of and for the year ended December 31, 2019, the pro forma Common Stock shares outstanding are presented as of December 31, 2019. However, the actual Common Stock shares outstanding at closing differed due to changes in facts and circumstances as presented below:

	December 31, 2019		At Closing
	Shares	%	Shares	%
ASL	19,340,049		19,490,295
BGV	2,078,701		2,094,850
Grid Dynamics Management Shares	5,409,707		5,421,106
Total Grid Dynamics shares (1), (2)	26,828,457	49.9%	27,006,251	50.1%
Common shares held by current ChaSerg shareholders	21,948,285		21,948,285
Founder Shares (3), (4)	4,970,000		4,993,000
Total ChaSerg Shares	26,918,285	50.1%	26,941,285	49.9%
Pro Forma Common Stock - at Closing	53,746,742	100.0%	53,947,536	100%

(1)	Includes an Estimated Closing Adjustment of 1,294,261 shares calculated based on a signing price of $10.19 and cash as of the balance sheet date. The Estimated Closing Adjustment calculated at closing was 1,472,031. These shares were allocated proportionately between ASL, BGV, and Grid Dynamics’ management.
(2)	Includes a redemption share adjustment of 10,386 shares calculated based on the cash in the Trust Account as of the balance sheet date. The redemption share adjustment calculated at closing was 10,410. These shares were allocated proportionately.
(3)	Excludes 1,090,000 Earnout Shares that are owned by the Sponsor and 110,000 Earnout Shares that are owned by Cantor and held in escrow as specified in the Side Letter. The Earnout Shares converted to the Company’s Common Stock upon the closing of the Business Combination. The release of the Earnout Shares is subject to achieving the price thresholds as set per the terms of the Side Letter. The Earnout Shares are not included as part of the capitalization table as the Sponsor and Cantor did not have possession of their Earnout Shares at closing. However, while the Earnout Shares are held in escrow, the Sponsor and Cantor shall have full ownership rights to their Earnout Shares, including the right to vote such shares and to receive dividends and distributions thereon.
(4)	Includes the conversion of the unsecured convertible promissory note with the Sponsor into 30,000 additional shares. The balance of the promissory note increased to $0.5 million subsequent to the balance sheet date resulting in 23,000 additional shares being issued at closing.

The following unaudited pro forma condensed combined balance sheet as of December 31, 2019 and the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 are based on the historical financial statements of ChaSerg and Grid Dynamics. The unaudited pro forma adjustments are based on information currently available, and assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF DECEMBER 31, 2019

(in thousands)

	As of December 31, 2019				As of December 31, 2019
	Grid Dynamics (Historical)	ChaSerg (Historical)	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$42,189	142	(129,894)	(A)	112,723
			224,016	(B)
			(19,185)	(D)
			(268)	(H)
			(3,750)	(I)
			(527)	(L)
Accounts receivable, net	13,893	-			13,893
Unbilled receivables	5,036	-			5,036
Prepaid income taxes	308	-			308
Deferred transaction costs	1,878	-	(1,878)	(D)	-
Prepaid expenses and other current assets	2,711	137			2,848
Total current assets	$66,015	279	68,514		134,808

Cash and marketable securities held in Trust Account	-	224,016	(224,016)	(B)	-
Property and equipment, net	4,024	-			4,024
Intangible assets, net	18	-			18
Deferred income taxes	1,474	-			1,474
Total assets	$71,531	224,295	(155,502)		140,324

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$768	5,359	(5,130)	(D)	768
			(229)	(H)
Accrued liabilities	1,188	-	(648)	(I)	540
Accrued compensation and benefits	5,337	-			5,337
Accrued income taxes	869	19	(19)	(H)	869
Convertible promissory note – related party	-	300	(300)	(K)	-
Other current liabilities	138	20	(20)	(H)	138
Total current liabilities	$8,300	5,698	(6,346)		7,652

Long-term liabilities
Deferred underwriting fees	-	7,700	(7,700)	(D)	-
Total liabilities	$8,300	13,398	(14,046)		7,652

Convertible preferred stock, no par value, 622,027 shares authorized and outstanding as of December 31, 2019	$9,187	-	(9,187)	(G)	-
Common stock subject to possible redemption, 20,589,710 shares at approximately $10.00 per share as of December 31, 2019	-	205,897	(205,897)	(C)	-
Equity
Common stock, no par value, 18,244,054 shares authorized and 12,847,462 outstanding as of December 31, 2019	$8,117	-	(8,117)	(G)	-
Class A common stock, $0.0001 par value; 100,000,000 shares authorized; 2,050,290 issued and outstanding (excluding 20,589,710 shares subject to possible redemption) as of December 31, 2019	-	-	3	(A)	8
			2	(C)
			1	(E)
			2	(G)
			-	(K)
			-	(L)
Class B common stock, $0.0001 par value; 10,000,000 shares authorized; 5,500,000 shares issued and outstanding	-	1	(1)	(E)	-
Additional paid in capital	10,535	7,706	(129,894)	(A)	106,380
			(3)	(A)
			205,895	(C)
			(6,192)	(D)
			(2,707)	(F)
			17,302	(G)
			3,965	(J)
			300	(K)
			(527)	(L)
Retained earnings / (Accumulated deficit)	35,392	(2,707)	(2,041)	(D)	26,284
			2,707	(F)
			(3,102)	(I)
			(3,965)	(J)
Total stockholders’ equity	54,044	5,000	73,628		132,672
Total liabilities and stockholders’ equity	$71,531	224,295	(155,502)		140,324

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2019

(in thousands, except share and per share data)

	For the Year Ended December 31, 2019				For the Year Ended December 31, 2019
	Grid Dynamics (Historical)	ChaSerg (Historical)	Pro Forma Adjustment		Pro Forma Combined
Revenue	$118,326	-	-		118,326
Cost of revenue	70,090	-			70,090
Gross profit	48,236	-	-		48,236

Operating expenses:
Engineering, research, and development	4,346	-			4,346
Sales and marketing	6,947	-			6,947
General and administrative	21,318	7,144	(5,584)	(AA)	23,215
			337	(BB)

Total operating expenses	32,611	7,144	(5,247)		34,508
Income (loss) from operations	15,625	(7,144)	5,247		13,728

Interest (expense)/income, net	-	4,665	(4,665)	(CC)	-
Other (expense)/income, net	(176)	-			(176)
Income before income taxes	15,449	(2,479)	582		13,552

Provision for income taxes	4,642	843	163	(DD)	5,648
Net (loss) income	$10,807	(3,322)	419		7,904

Earnings per Share
Weighted average number of shares outstanding, basic	12,535,000	-
Net income per share, basic	$0.83	-

Weighted average number of shares outstanding, diluted	12,946,000	-
Net income per share, diluted	$0.83	-
Net income attributable to Class A shareholders, basic					7,731
Weighted average number of Class A shares outstanding, basic	-	22,000,000			53,746,742
Net income per share, Class A – basic	$-	0.14			0.14
Net income attributable to Class A shareholders, diluted					7,788
Weighted average number of Class A shares outstanding, diluted	-	22,000,000			54,619,033
Net income per share, Class A – diluted	$-	0.14			0.14
Weighted average number of Class A and Class B shares outstanding, basic and diluted	-	6,140,000
Net income per share, Class A and Class B – basic and diluted	$-	(1.06)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Basis of Presentation

The Business Combination was accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, ChaSerg was treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination was treated as the equivalent of Grid Dynamics issuing stock for the net assets of ChaSerg, accompanied by a recapitalization. The net assets of ChaSerg were stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination are those of Grid Dynamics.

The unaudited pro forma condensed combined balance sheet as of December 31, 2019 assumes that the Business Combination occurred on December 31, 2019. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 presents the pro forma effect to the Business Combination as if it had been completed on January 1, 2019. These periods are presented on the basis of Grid Dynamics as the accounting acquirer.

The unaudited pro forma condensed combined balance sheet as of December 31, 2019 has been prepared using, and should be read in conjunction with, the following:

●	ChaSerg’s audited balance sheet as of December 31, 2019 and the related notes, which is incorporated by reference; and

●	Grid Dynamics’ audited consolidated balance sheet as of December 31, 2019 and the related notes, included elsewhere in the Form 8-K.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 has been prepared using, and should be read in conjunction with, the following:

●	ChaSerg’s audited statement of operations for the year ended December 31, 2019 and the related notes, which is incorporated by reference; and

●	Grid Dynamics’ audited statement of operations for the year ended December 31, 2019 and the related notes, included elsewhere in the Form 8-K.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings or cost savings that may be associated with the Business Combination.

The pro forma adjustments reflecting the consummation of the Business Combination are based on certain currently available information and certain assumptions and methodologies that the Company believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. The Company believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the date indicated, nor are they indicative of the future consolidated results of operations or financial position of the Company. They should be read in conjunction with the historical financial statements and notes thereto of ChaSerg and Grid Dynamics.

2. Accounting Policies

Management will perform a comprehensive review of the two entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the Company. Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

3. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only.

The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give pro forma effect to events that are (1) directly attributable to the Business Combination, (2) factually supportable and (3) with respect to the statements of operations, expected to have a continuing impact on the results of the Company. Grid Dynamics and ChaSerg have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the Company filed consolidated income tax returns during the periods presented.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statement of operations are based upon the number of Grid Dynamics Holdings Inc.’s shares outstanding, assuming the Business Combination occurred on January 1, 2019.

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The adjustments included in the unaudited pro forma condensed combined balance sheet as of December 31, 2019 are as follows:

(A)	Reflects consideration of $129.9 million of cash and 26,828,457 shares of the Company’s Common Stock valued at $10.00 per share, par value $0.0001 per share. The actual shares transferred at closing were 27,006,251 and the closing share price on the date of the consummation of the transaction was $12.00.

(B)	Reflects the reclassification of $224.0 million of cash and cash equivalents held in the Trust Account that became available to fund the Business Combination.

(C)	Reflects the reclassification of approximately $205.9 million of common stock subject to possible redemption to permanent equity.

(D)	Reflects transaction costs related to the Business Combination. Classification of transaction costs is as follows:

(in thousands)	Amount
Deferred underwriting fees	$7,700	*
Costs related to issuance of equity
Amounts previously capitalized and paid	1,878
Amounts expected to be incurred	4,314
Subtotal	6,192
Transaction expenses
Amounts incurred but not paid	5,130
Amounts incurred and paid	454
Amounts expected to be incurred	2,041
Total	$21,517

*	Subsequent to the balance sheet date, the deferred underwriting fees were negotiated and adjusted down to $6.3 million. The full amount of the liability was settled upon consummation of the transaction.

(E)	Reflects the conversion of ChaSerg Class B Common Stock to the Company’s Common Stock. In connection with the closing, all shares of ChaSerg Class B Common Stock were converted into shares of the Company’s Common Stock.

(F)	Reflects the reclassification of ChaSerg’s historical accumulated deficit.

(G)	Reflects the conversion of Grid Dynamics common stock and convertible preferred shares to the Company’s Common Stock.

(H)	Reflects the settlement of ChaSerg’s historical liabilities that were settled prior to the consummation of the transaction.

(I)	Reflects the settlement of retention bonuses related to the retention bonus plan established as part of the ASL Merger. Pursuant to the Merger Agreement, such retention bonuses were paid by Grid Dynamics to eligible participants in the amount of $3.8 million. Of the $3.8 million payment due upon consummation of the transaction, $0.6 million was accrued as of December 31, 2019.

(J)	Reflects the compensation cost related to the acceleration of the vesting for certain existing stock options granted to Grid Dynamics’ management and employees under Grid Dynamics’ existing equity compensation plan. Due to a change in control provision within the existing equity compensation plan, the board of directors of Grid Dynamics utilized its discretion to accelerate the vesting of unvested shares of certain employees. As a result, the unrecognized grant date fair value of the awards is recorded as compensation expense.

(K)	Reflects the conversion of the unsecured convertible promissory note into additional shares of the Company’s Common Stock at a price of $10.00 per share upon consummation of the Business Combination. The convertible promissory note balance increased to $0.5 million subsequent to the balance sheet date resulting in 23,000 additional shares being issued at closing.

(L)	Reflects redemptions of 51,715 ChaSerg public shares for $0.5 million at a redemption price of $10.18 per share based on a pro forma redemption date of December 31, 2019. As of the actual redemption date, the redemption price was $10.21 per share resulting in a total redemption amount of $0.5 million.

Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 are as follows:

(AA)	Reflects the elimination of nonrecurring transaction costs incurred and recorded by ChaSerg and Grid Dynamics that are directly attributable to the Business Combination.

(BB)	Reflects additional compensation expenses recorded as a result of execution of employment agreements with the management team of the Company.

(CC)	Elimination of interest income on the Trust Account.

(DD)	Reflects adjustments to income tax expense as a result of the pro forma adjustments to income at the estimated statutory tax rate of 28%.

4. Earnings per Share

Represents the net earnings per share calculated using the historical weighted average shares outstanding and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2019. As the Business Combination and related proposed equity transactions are being reflected as if they had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net income per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire period presented.

Year Ended December 31, 2019
Pro Forma Basic & Diluted Earnings Per Share
Pro Forma Net Income Attributable to Common Shareholders, basic (in 000s)	$7,731
Basic Shares Outstanding	53,746,742
Pro Forma Basic Earnings Per Share	$0.14
Pro Forma Net Income Attributable to Common Shareholders, diluted (in 000s)	7,788
Diluted Shares Outstanding	54,619,033
Pro Forma Diluted Earnings Per Share	$0.14

Pro Forma Shares Outstanding – Basic
ASL	19,340,049
BGV	2,078,701
Grid Dynamics Management Shares	5,409,707
Common shares held by current ChaSerg stockholders	21,948,285
Founder Shares	4,970,000
Pro Forma Shares Outstanding – Basic	53,746,742

Pro Forma Shares Outstanding – Diluted (1)
ASL	19,340,049
BGV	2,078,701
Grid Dynamics Management Shares	5,409,707
Common shares held by current ChaSerg stockholders	21,948,285
Founder Shares (2)	5,370,000
Warrants (3)	472,291
Pro Forma Shares Outstanding – Diluted	54,619,033

(1)	For the purposes of applying the treasury stock method for calculating diluted earnings per share, the average market price of the Company’s Common Stock was assumed to be equal to the market price upon the close of the transaction.
(2)	Per the terms of the Side Letter, each of the Sponsor and Cantor are able to sell or transfer one-third of its respective Earnout Shares upon the Company’s Common Stock reaching a price of $12.00 per share. As the Company’s share price at Closing was at the $12.00 price threshold, one-third of the Earnout Shares are included in the calculation of diluted EPS.
(3)	The exercise price for the Company’s warrants is $11.50 per share of the Company’s Common Stock. As the Company’s share price at Closing exceeded the exercise price, the warrants are included in the calculation of diluted EPS.